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                                                                    Exhibit 99.1



                                    CONSENT
                                       OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION


Board of Directors
Fieldcrest Cannon, Inc.
One Lake Drive
Kannapolis, NC  28081


Members of the Board:


We hereby consent to the inclusion of our opinion letter, dated September 10, 1997, to the Board of Directors of Fieldcrest Cannon, Inc. (the "Company") as Appendix C to the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and Pillowtex Corporation and references made to such opinion under the headings "SUMMARY--Opinion of Fieldcrest's Financial Advisor", "THE MERGER--Background of the Merger", "THE MERGER--Fieldcrest's Reasons for the Merger" and "THE MERGER--Opinion of Fieldcrest's Financial Advisor" in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


CREDIT SUISSE FIRST BOSTON CORPORATION




November 17, 1997